Exhibit 99.1

Dolphin Announces Record Q2 Revenue of $14.1 Million, up 23% YoY; Deepens Investment in Women's Sports and Affiliate Marketing

CEO believes Dolphin is undervalued, purchases approximately 1% of outstanding shares since April 2025

MIAMI, FLORIDA / August 13, 2025 / Dolphin (NASDAQ:DLPN), a leading entertainment marketing and content production company, today announced its financial results for the second quarter ended June 30, 2025.

Bill O'Dowd, CEO of Dolphin, commented:

“Dolphin's Q2 results highlight the strong performance of our subsidiaries and our disciplined focus on driving profitable growth. With a 23% year-over-year increase in revenue, we believe that we have exceeded expectations and delivered robust financial results.

We achieved this even while strategically investing in future growth engines like Women’s Sports and Affiliate Marketing, initiatives poised to deliver long-term benefits and profits as the initial investment phase tapers off next year. Furthermore, these results were fueled solely by the strength of our subsidiary portfolio, without benefitting from the contributions of ventures or productions, such as the impact of 2024's Blue Angels.

As the investment phase of Always Alpha and Affiliate Marketing reduce next year, legacy real estate commitments expire in the next two years, and our bank loans are repaid in the next three years, we believe we see a clear path to continued adjusted operating income margin growth ahead.

Beyond this core trajectory, we believe our films, such as Youngblood, and our venture portfolio, including Staple Gin, offer additional optionality, especially when comparing potential upside in success against our current market capitalization.

My continued personal investment, including the purchase since just April of an additional 1% of all common stock outstanding, underscores my confidence in the exceptional value we are building for shareholders.”

Q2 2025 and Recent Highlights

Total revenue for the quarter ended June 30, 2025, was $14.1 million, an increase of 23% from $11.4 million in the same period last year.

Operating loss was $57,000 for the quarter ended June 30, 2025, compared to an operating loss of $1.1 million for the quarter ended June 30, 2024.

Adjusted operating income was approximately $0.6 million for the quarter ended June 30, 2025, as compared to an adjusted operating loss of $0.1 million for the same period in 2024.

Operating expenses for Q2 2025 were $14.1 million, including depreciation and amortization of $0.6 million and non-recurring or non-cash expenses of approximately $0.1 million. This compares to operating expenses of $12.6 million in Q2 2024, including depreciation and amortization of $0.6 million, and non-recurring or non-cash expenses of $0.4 million.

Net loss for Q2 2025 was $1.4 million, including depreciation and amortization of $0.6 million and non-recurring or non-cash expenses of $0.9 million. This compares to a net loss of $1.6 million for Q2 2024, including depreciation and amortization of $0.6 million and non-recurring or non-cash expenses of $0.4 million.

Net loss per share was $0.13 per share based on 11,168,572 weighted average shares for basic loss per share and 11,232,511 weighted average shares for diluted loss per share for the three months ended June 30, 2025. Net loss was $0.33 and $0.34 per share based on 11,166,596 and 11,230,535 respectively, weighted average shares outstanding for basic and fully diluted loss per share for the six months ended June 30, 2025.

Dolphin

  CEO Bill O'Dowd started 10b5-1 stock purchase plan in April 2025, building on $100,000 in common stock purchases in 2H 2024.
o	Through the 10b5-1 plan and other purchases, Dolphin’s CEO has purchased over 1% of outstanding shares since April 2025

  Secured a company-wide partnership with The Lumistella Company, leveraging its full consortium of best-in-class agencies to deliver integrated marketing, media, and brand strategy for the Elf on the Shelf® Santaverse™ and new IP expansions.
  Participated in Maxim Group's 2025 Virtual Tech Conference
  Presented at the LD Micro Investor Conference in New York City
  CEO Bill O’Dowd was Featured on CEO.com Podcast: from Bedroom Startup to Media Powerhouse

42West

  At San Diego Comic-Con 2025, showcased leadership in fan-focused PR with campaigns for top talent and brands, including Amazon Studios, Funko, and Crunchyroll, while celebrating major anniversaries like Godzilla’s 70th and The Elf on the Shelf’s 20th, delivering global reach through panels, activations, and influencer partnerships.

  Secured 15 nominations for clients at the 77th Primetime Emmy Awards

  Selected as lead agency for The Lumistella Company's global communications strategy, driving PR and marketing efforts to elevate The Elf on the Shelf® Santaverse™ and its executive leadership across platforms.

  Supported multiple exciting new projects at the 2025 Tribeca Festival

  At the Met Gala, 42West client Christian Siriano dressed a striking trio: four-time Grammy winner Lizzo, four-time Grammy nominee Bebe Rexha, and Tony Award winner Alex Newell, all wearing custom Siriano creations that captured the spirit and spectacle of the night.

The Door

  The Door and The Digital Dept. launch Dolphin Tastemakers, representing top talent like Rachael Ray, Josh Scherer, and Jeanine Donofrio, to build impactful, multidimensional brands by combining talent management with earned media.
  At the Met Gala, The Door Client, Bebe Rexha, also used the spotlight to showcase her sparkling wine brand, Provocativo Cava, while longtime client Gigi Hadid once again cemented her status as a fashion icon, captivating the carpet in a look that balanced timeless beauty with bold edge.
  DISRPT Agency, a Division of The Door, Rolled Out 2025 Client Roster, including CultureCon and adidas Originals on its Edison Chen and Bad Bunny collaborative collections, reinforcing Its Position at the Forefront of Cultural Influence.
  At Cannes, during a headline event exploring the future of creative collaboration, Cannes juror and Kitchen Table founder Gabrielle Shirdan—one of several visionary clients represented by DISRPT—joined forces with actress and singer Issa Rae. Together, they tackled critical topics-from building consumer trust in the age of AI to sustaining purpose-led partnerships in an increasingly automated world.

Shore Fire Media

  Named PR agency of record for the Miles Davis Estate ahead of 2026 Centennial
  Selected to support a diverse roster of high-profile music festivals and concert series this summer, including Summerfest in Milwaukee featuring The Lumineers, Megan Thee Stallion, and Def Leppard; Montreux Jazz Festival Miami headlined by Jon Batiste, Chaka Khan, and Janelle Monáe; Biscuits & Banjos with Rhiannon Giddens; Hudson River Music Festival; CBGB Festival in Brooklyn showcasing punk legends Iggy Pop and Jack White; and exclusive Wells Fargo cardholder concerts featuring The Killers and Lionel Richie.
  At CMA Fest 2025, Shore Fire Media clients were prominently featured, with artists like Justin Moore, Brett Young, Tyler Hubbard, Priscilla Block, Warren Zeiders, John Crist, and The War And Treaty delivering standout performances, fan-facing events, and national media appearances. Additional clients including Brooklyn Bowl, Folds of Honor of Tennessee, and Wasserman Music hosted their own high-profile activations—highlighting Shore Fire’s broad presence across music, comedy, culture, and philanthropy at the festival
  Chosen to spearhead the strategic media campaign for The Rise of Nicholas the Noble, a new children's book from The Lumistella Company that reimagined Santa Claus’s origin story.
  Longtime client Cyndi Lauper was selected for the Rock & Roll Hall of Fame.

Elle

  Serviced over two dozen clients across Lifestyle and Impact divisions

The Digital Dept.

  Partnered with The Door to debut Dolphin Tastemakers, empowering icons and digital-first creators alike, including Jessica Bui, The Orange Home, and Half Baked Harvest, with a first-of-its-kind model that combines talent management and PR services.
  At CMA Fest 2025, The Digital Dept.’s BRANDEdit experience debuted in Nashville with a two-day beauty, style, and wellness pop-up in partnership with MaryRuth’s Organics. The curated event brought together leading consumer brands with top talent and influencers like Lauren Lane, Jana Kramer, Victoria Fuller, and Daisy Kent, offering immersive activations and premium content creation during the weeklong celebration.
  Hosted Highest-Grossing BRANDEdit Influencer Experience to Date in Los Angeles.

Special Projects

  Secured Star-Studded Lineup for 2025 Academy Museum Gala: Special Projects confirmed honorees Bruce Springsteen (receiving the inaugural Legacy Award), Penélope Cruz, Walter Salles, and Bowen Yang for the October 18 event, which supports museum programs and exhibitions. Springsteen, a Shore Fire Media client, will also perform live.
  Managed booking for The Peabody Awards 2025 ceremony, securing notable talent including host Roy Wood, Jr.; presenters Jon Hamm, Amy Poehler, Fred Armisen, Molly Shannon, Mandy Moore, Anna Kendrick, Uzo Aduba, Randall Park, and Marissa Bode; performers like Lee Fields; and honorees “Saturday Night Live” and Andrea Mitchell, showcasing their expertise in assembling high-profile talent for prestigious events
  Curated celebrity and cultural influencer attendance for Max, Warner Bros., and Louis Vuitton launches, driving cultural impact and elevating brand visibility.

Always Alpha

  Malea Hotson and Tracy Hughes joined Always Alpha, bringing decades of expertise in talent management, branding, and partnerships. Hotson, is a seasoned professional with experience managing Visa’s Olympics account and working with organizations like 160over90, Octagon, and the PGA Tour. Hughes, a former Vice President of The Collective at Wasserman, who championed initiatives elevating women athletes and reshaping industry narratives, brings her experience in Brand Marketing at Nike Basketball, Account Management at the WNBA, and Marketing for College/Olympic Sports to the Always Alpha team. Their leadership will further drive innovation and growth in women’s sports management, solidifying Always Alpha’s position at the forefront of the industry.
  At Cannes Lions 2025, Always Alpha made a standout impact by hosting high-profile events and panels focused on elevating women’s sports. Co-founders Allyson Felix, Wes Felix, and Cosette Chaput led key conversations on investment and ownership, while Olympic gold medalist Kristen Faulkner joined industry legends to spotlight the athlete journey and brand-building power of female athletes.

Youngblood

•	Dolphin announced its feature film adaptation of Youngblood, has been selected to premiere at the 2025 Toronto International Film Festival.

Conference Call Information

The Company has scheduled a webcast and conference call to discuss its second quarter 2025 results on Wednesday, August 13, 2025 at 4:30 p.m. Eastern Time. To participate in this event, dial in approximately 5 to 10 minutes before the beginning of the call.

Toll Free: 888-506-0062

International: 973-528-0011

Participant Access Code: 859698

Webcast: https://www.webcaster4.com/Webcast/Page/2225/52792

Replay

Toll Free: 877-481-4010

International: 919-882-2331

Replay Passcode: 52792

Webcast Replay: https://www.webcaster4.com/Webcast/Page/2225/52792

ABOUT DOLPHIN

Dolphin (NASDAQ:DLPN) was founded in 1996 by Bill O'Dowd and has evolved from its origins as an Emmy-nominated television, digital and feature film content producer to a company with three dynamic divisions: Dolphin Entertainment, Dolphin Marketing and Dolphin Ventures.

Dolphin Entertainment: This legacy division, where it all began, has a rich history of producing acclaimed television shows, digital content and feature films. With high-profile partners like IMAX and notable projects including The Blue Angels, Dolphin Entertainment continues to set the standard in quality storytelling and innovative content creation.

Dolphin Marketing: Established in 2017, the Marketing division, which was just named by Observer as the 2025 #1 Agency of the Year, is a powerhouse in public relations, influencer marketing, branding strategy, talent booking and special events. Comprising top-tier companies such as 42West, The Door, Shore Fire Media, Elle Communications, Special Projects, The Digital Dept., and Always Alpha, Dolphin Marketing serves a wide range of industries - from entertainment, music and sports to hospitality, fashion and consumer products.

Dolphin Ventures: This division leverages Dolphin's best-in-class cross-marketing acumen and business development relationships to create, launch and/or accelerate innovative ideas and promising products, events and content in our areas of expertise.

This press release contains 'forward-looking statements' within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements may address, among other things, Dolphin Entertainment Inc.'s offering of common stock as well as expected financial and operational results and the related assumptions underlying its expected results. These forward-looking statements are distinguished by the use of words such as "will," "would," "anticipate," "expect," "believe," "designed," "plan," or "intend," the negative of these terms, and similar references to future periods. These views involve risks and uncertainties that are difficult to predict and, accordingly, Dolphin Entertainment's actual results may differ materially from the results discussed in its forward-looking statements. Dolphin Entertainment's forward-looking statements contained herein speak only as of the date of this press release. Factors or events Dolphin Entertainment cannot predict, including those described in the risk factors contained in its filings with the Securities and Exchange Commission, may cause its actual results to differ from those expressed in forward-looking statements. Although Dolphin Entertainment believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved, and Dolphin Entertainment undertakes no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

Contact Information

James Carbonara
Partner, Hayden IR
james@haydenir.com
646-755-7412

DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2025	December 31, 2024
ASSETS
Current
Cash and cash equivalents	$8,697,360	$8,203,842
Restricted cash	925,004	925,004
Accounts receivable:
Trade, net of allowance of $1,079,169 and $1,327,808, respectively	6,185,674	5,113,157
Other receivables	5,792,264	5,451,697
Other current assets	556,647	373,399
Total current assets	22,156,949	20,067,099

Capitalized production costs, net	628,612	594,763
Employee receivable	1,100,918	1,007,418
Right-of-use asset	3,906,694	4,738,997
Goodwill	21,507,944	21,507,944
Intangible assets, net	9,040,541	10,189,026
Property, equipment and leasehold improvements, net	80,478	114,011
Other long-term assets	189,298	218,021
Total Assets	$58,611,434	$58,437,279
LIABILITIES
Current
Accounts payable	$3,166,567	$2,344,272
Term loan, current portion	1,742,720	1,686,018
Notes payable, current portion	3,350,000	3,750,000
Convertible note payable, current portion	500,000	—
Revolving line of credit	—	400,000
Accrued interest – related party	2,148,538	1,857,986
Accrued compensation – related party	2,625,000	2,625,000
Lease liability, current portion	1,969,744	1,919,672
Deferred revenue	1,581,113	341,153
Contingent consideration	—	486,000
Other current liabilities	12,048,048	11,104,036
Total current liabilities	29,131,730	26,514,137

Term loan, noncurrent portion	3,898,604	4,782,271
Notes payable	4,080,000	3,130,000
Convertible notes payable	6,500,000	5,100,000
Convertible note payable at fair value	250,000	320,000
Convertible note payable – related party	3,078,197	—
Loan from related party	983,112	3,225,985
Lease liability	2,349,788	3,306,033
Deferred tax liability	437,592	394,547
Other noncurrent liabilities	—	18,915
Total Liabilities	50,709,023	46,791,888

STOCKHOLDERS’ EQUITY
Preferred Stock, Series C, $0.001 par value, 50,000 shares authorized, 50,000 shares issued and outstanding at June 30, 2025 and December 31, 2024	1,000	1,000
Common stock, $0.015 par value, 200,000,000 shares authorized, 11,169,449 and 11,162,026 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	167,542	166,688
Additional paid-in capital	157,691,278	157,692,132
Accumulated deficit	(149,957,409)	(146,214,429)
Total Stockholders’ Equity	7,902,411	11,645,391
Total Liabilities and Stockholders’ Equity	$58,611,434	$58,437,279

DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Revenues	$14,087,529	$11,449,089	$26,257,240	$26,684,981

Expenses:
Direct costs	742,171	216,247	1,086,585	2,535,474
Payroll and benefits	10,302,292	9,195,018	20,606,985	18,769,269
Selling, general and administrative	1,922,336	1,864,852	3,694,319	3,841,843
Depreciation and amortization	591,552	555,694	1,183,104	1,108,797
Impairment of goodwill	—	190,565	—	190,565
Acquisition cost	—	—	416,171	—
Legal and professional	586,232	546,178	1,100,656	1,193,959
Total expenses	14,144,583	12,568,554	28,087,820	27,639,907

Loss from operations	(57,054)	(1,119,465)	(1,830,580)	(954,926)

Other (expenses) income, net:
Change in fair value of convertible note	50,000	40,000	70,000	65,000
Change in fair value of warrants	—	—	—	5,000
Loss on extinguishment of debt	(835,324)	—	(835,324)	—
Interest income	11,205	731	17,279	6,600
Interest expense	(561,222)	(522,184)	(1,121,310)	(1,025,821)
Total other (expenses) income, net	(1,335,341)	(481,453)	(1,869,355)	(949,221)

Loss before income taxes	(1,392,395)	(1,600,918)	(3,699,935)	(1,904,147)

Income tax expense	(21,523)	(23,540)	(43,045)	(47,079)
Net loss	$(1,413,918)	$(1,624,458)	$(3,742,980)	$(1,951,226)

Loss per share:
Basic	$(0.13)	$(0.17)	$(0.33)	$(0.20)
Diluted	$(0.13)	$(0.17)	$(0.34)	$(0.20)

Weighted average number of shares outstanding:
Basic	11,168,572	9,723,155	11,166,596	9,481,034
Diluted	11,232,511	9,787,094	11,230,535	9,544,972

Reconciliation of GAAP loss from operations to non-GAAP income from operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Revenues (GAAP)	$14,087,529	$11,449,089	$26,257,240	$26,684,981

Expenses:
Direct costs	742,171	216,247	1,086,585	2,535,474
Payroll and benefits	10,302,292	9,195,018	20,606,985	18,769,269
Selling, general and administrative	1,922,336	1,864,852	3,694,319	3,841,843
Acquisition costs	—	—	416,171	—
Depreciation and amortization	591,552	555,694	1,183,104	1,108,797
Impairment of goodwill	—	190,565	—	190,565
Legal and professional	586,232	546,178	1,100,656	1,193,959
Total expenses (GAAP)	14,144,583	12,568,554	28,087,820	27,639,907

Loss from operations (GAAP)	(57,054)	(1,119,465)	(1,830,580)	(954,926)
Adjustments to GAAP measure:
Depreciation and amortization	591,552	555,694	1,183,104	1,108,797
Bad debt expense	93,407	82,959	149,161	286,980
Acquisition costs	—	—	416,171	—
Impairment of goodwill	—	190,565	—	190,565
Stock compensation	—	153,291	—	259,052
Adjusted income (loss) from operations (non-GAAP)	627,905	(136,956)	(82,144)	890,468